Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz CFO - SVP Finance & Treasurer 1 866 447 8636 irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov 011-972-3-516-7620 roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby / David Burke 212-896-1214 / 212-896-1236 / 212-896-1258 jcorbin@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com

Ampal-American Israel Corporation Announces the Successful Completion of the Offers in Israel to Purchase All Outstanding Shares and Convertible Debentures of Gadot Chemical Tankers and Terminals Ltd.

Tel Aviv, Israel – August 12, 2008 - Ampal-American Israel Corporation - (NASDAQ: "AMPL") today announced that Merhav-Ampal Energy Ltd. (“MAE”), a wholly owned subsidiary of Ampal, successfully completed the tender offers in Israel to purchase all outstanding shares of common stock (“Shares”) and convertible debentures ("Debentures") of Gadot Chemical Tankers and Terminals Ltd. ("Gadot"), and now holds all of the outstanding Shares of Gadot (99.99% on a fully diluted basis) and 66.76% of the outstanding Debentures, and in consideration paid a total amount of 83,388,720 NIS ($23,489,780).

Following the completion of the tender offers, Gadot's Shares and Debentures will cease to be traded on the Tel Aviv Stock Exchange and Gadot will no longer be a reporting issuer under Israeli law.

Yosef Maiman, Chairman, President and Chief Executive Officer of Ampal, said, “We are excited to have completed the offers and to have attained full ownership of Gadot within the Ampal family of companies. With the addition of Gadot, we have increased the diversification of our portfolio of companies. This exemplifies our business model and the growth strategy that we believe will create substantial value for Ampal and its shareholders.”

Gadot and its group of companies form Israel's leading chemical distribution organization. Gadot ships, stores, and distributes liquid chemicals, oils, and a large variety of materials to the local industry.

About Ampal:

Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. The Company is seeking opportunistic situations in a variety of industries, with a focus on energy and related sectors. The Company’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.

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